UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2024
Crown Electrokinetics Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-39924	47-5423944
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1110 NE Circle Blvd.
Corvallis, Oregon 97330
(Address of principal executive offices and zip code)
(213) 660-4250
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CRKN	NASDAQ Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Crown Electrokinetics Corp. (the “Company”) hired Robert Vandal, age 59, as its Chief Technology Officer, starting July 8, 2024. Mr. Vandal will report to the Company’s Chief Executive Officer. Mr. Vandal has over three decades of experience in product development, process development, and manufacturing operations, and has spearheaded pivotal advancements in the glass industry. Since September 2014, he served as the Senior Director of R&D at Guardian Glass LLC, contributing significantly to key developments such as tempered vacuum insulating glass. Mr. Vandal has a BSME in mechanical engineering from Dalhousie University in Nova Scotia, Canada.

In connection with Mr. Vandal’s hire, the Company and Mr. Vandal entered into an employment agreement effective as of June 28, 2024 (the “Vandal Agreement”) with an initial term of two years which will automatically extend for successive 12 month periods unless terminated by either the Company or Mr. Vandal. The Vandal Agreement is on the Company’s standard form for executive officers, and provides that the Company shall pay to Mr. Vandal an annual base salary of $250,000. In addition, the Company agreed to award a one-time award of 6,667 restricted stock units (“RSUs”) pursuant to the Company’s 2022 Long-Term Incentive Plan (“2022 Plan”) or any successor thereto, subject to vesting upon the one-year anniversary of commencement of employment. Mr. Vandal will be entitled to an annual discretionary bonus based upon certain performance targets established by the Company’s Board of Directors, as well as annual awards under the Company’s long-term incentive plan, upon the terms and conditions established by the Company’s Board of Directors. Mr. Vandal is also permitted to participate in any broad-based retirement, health and welfare plans offered to all of the Company’s senior executive officers.

In addition, effective July 8, 2024, Tim Koch, who co-founded the Company and has served as its Chief Technology Officer since 2015, will transition to the role of Chief Innovation Officer. As the new Chief Innovation Officer, Tim will focus on delivering electrokinetic film to the market and enhancing the Company’s product portfolio. Tim has over 30 years of engineering and management experience in both technology development and product manufacturing. He holds a BS from Cornell University and a MS from Stanford University, both degrees in Material Science & Engineering. He has also completed an Executive Development Program from the Cornell University Johnson Graduate School of Management. Mr. Koch’s compensation with the Company is not changed based on his change of title and role.

The foregoing summary of the Vandal Agreement is qualified in its entirety by reference to the text of the Vandal Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

There are no family relationships between either of Mr. Koch or Mr. Vandal and any director or executive officer of the Company and they were not selected by the Board of Directors to serve as an executive officer pursuant to any arrangement or understanding with any person. Neither Mr. Koch nor Mr. Vandal have engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure

On July 2, 2024, the Company issued a press release announcing the appointment of Mr. Koch and Mr. Vandal. A copy of the press release is furnished herewith as Exhibit 99.1 to the Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
10.1	Employment Agreement, effective June 28, 2024, by and between the Company and Robert Vandal
99.1	Press Release of the Company dated July 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 2, 2024

CROWN ELECTROKINETICS CORP.

By:	/s/ Doug Croxall
	Name:	Doug Croxall
	Title:	Chief Executive Officer
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